The National Security Group, Inc.

CERTIFICATION PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, William L. Brunson, Jr. certify that:

1. The periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2. Information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 31, 2003

/s/ W L Brunson Jr.

William L. Brunson, Jr.Chief
Executive Officer

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